Exhibit 3.1

AMENDED AND RESTATED BYLAWS OF

SANDISK CORPORATION

(AMENDED AND RESTATED AS OF SEPTEMBER 11, 2013)

ARTICLE I

OFFICES

Section 1.     The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2.     The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.    All meetings of the stockholders for the election of directors shall be held at such place, if any, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, if any, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.     Annual meetings of stockholders shall be held at such place, if any, date and hour as shall be fixed by the Board of Directors and stated in the notice of the meeting, at which the stockholders shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

Section 3.    Notice of the annual meeting stating the place, if any, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 4.    The officer who has charge of the stock ledger of the corporation shall prepare and make, or cause a third party to prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 5.    Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chief executive officer or the chairman of the Board of Directors and shall be called by the chief executive officer or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning at least a majority of the entire capital stock of the corporation issued and outstanding and entitled to vote, which shall be delivered to the secretary. Such request shall state the purpose or purposes of the proposed meeting.

Section 6.     Notice of a special meeting stating the place, if any, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of the meeting.

Section 7.    Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 8.    The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereon, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 9.    When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the certificate of incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 10.    Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

Section 11.    Except as provided in Section 2 of Article III of these bylaws, each director shall be elected by the vote of the majority of the votes cast with respect to that director's election at any meeting for the election of directors at which a quorum is present, provided that if, at the close of the notice period set forth in Section 13 of this Article II, the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 11, a majority of votes cast shall mean that the number of votes cast “for” a director's election exceeds the number of votes cast “against” that director's election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director's election).

Section 12.    Unless otherwise provided in the certificate of incorporation, subject to the requirements of Section 5(C) of Article VI of these bylaws, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 13.    (A)(1) Nominations of persons for election to the Board of Directors of the corporation and the proposal of other business to be considered by the stockholders may be made only at an annual meeting of stockholders and only: (a) pursuant to the corporation's notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or any committee thereof, or (c) by any stockholder of the corporation who (i) was a stockholder of record of the corporation at the time the notice provided for in this Section 13 is delivered to the secretary of the corporation, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this Section 13.

(A)(2) For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 13, the stockholder must have given timely notice thereof in writing to the secretary of the corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the one hundred twentieth (120th) day nor earlier than the close of business on the one hundred fiftieth (150th) day prior to the first anniversary of the preceding year's annual meeting. In the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after the first anniversary of the preceding year's annual meeting, notice by the stockholder must be so delivered not later than the close of business on the later of the one hundred twentieth (120th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

(A)(3) Such stockholder's notice shall set forth:

(a) as to each person whom the stockholder proposes to nominate for election as a director, (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and (ii) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

(b) as to any other business that the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting, and (iv) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder's notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the corporation, (v) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (vii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

The foregoing notice requirements shall be deemed satisfied by a stockholder with respect to business other than nominations if the stockholder has notified the corporation of his or her intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

(A)(4) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 13 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation at an annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 13 and there is no public announcement by the corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 13 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement regarding an increase in the number of directors to be elected to the Board of Directors of the corporation at an annual meeting is first made by the corporation.

(B)(1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 13 shall be eligible to be elected at an annual meeting of stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 13. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 13 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (A)(2)(c)(vi) of this Section 13), and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 13, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 13, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 13, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or a reliable reproduction of the writing at the meeting of stockholders.

(B)(2) For purposes of this Section 13, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, other national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(B)(3) Notwithstanding the foregoing provisions of this Section 13, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 13; provided, however, that any references in these bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 13 (including paragraph (A)(1)(c) hereof), and compliance with paragraphs (A)(1)(c) and (B) of this Section 13 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of (A)(2), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 13 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.

Section 14.    The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III

DIRECTORS

Section 1.    The number of directors which shall constitute the whole Board of Directors shall be nine (9). Each director shall be elected at the annual meeting of the stockholders except as provided in Section 2 of this Article III, and shall hold office until his or her successor is elected and qualified.

Section 2.    Vacancies and newly created directorships resulting from any increase in the authorized number of directors may only be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, except that in the event a director is removed by the stockholders for cause, the stockholders shall be entitled to fill the vacancy created as a result of such removal. The directors so chosen shall serve for the remainder of the term of the vacated directorships being filled and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 3.    The business of the corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

Section 4.    The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 5.    Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 6.    Special meetings of the Board of Directors may be called by the chief executive officer, chairman or vice-chairman on five (5) days' notice to each director by mail or twenty-four (24) hours notice to each director either personally or by telephone, telegram, facsimile or other electronic transmission; special meetings shall be called by the chief executive officer or secretary in like manner and on like notice on the written request of two directors unless the Board of Directors consists of only one director, in which case special meetings shall be called by the chief executive officer or secretary in like manner and on like notice on the written request of the sole director. A written waiver of notice, signed by the person entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.

Section 7.    At all meetings of the Board of Directors a majority of the then existing directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8.    Meetings of the Board of Directors shall be presided over by the chairman of the Board of Directors, if any, or in his or her absence by the vice-chairman, or if there is no vice-chairman, by the chief executive officer, or in their absence by a chairman chosen at the meeting. The secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of any meeting shall determine the order of business and the procedures at the meeting.

Section 9.    Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or electronic transmissions are filed with the minutes of the proceedings of the Board of Directors or committee.

Section 10.    Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

COMMITTEES OF DIRECTORS

Section 11.    The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 12.    Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The corporation has, by resolution of the Board of Directors, elected to be governed by the provisions of Section 141(c)(2) of the General Corporation Law of the State of Delaware.

Section 13.    Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS

Section 14.    Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors. Director compensation may include, among other things, payment of their expenses, if any, of attendance at each meeting of the Board of Directors, payment of a fixed sum for attendance at each meeting of the Board of Directors or payment of a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

REMOVAL OF DIRECTORS

Section 15.    Unless otherwise restricted by the certificate of incorporation or by law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

ARTICLE IV

NOTICES

Section 1.    Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Notice to directors may also be given personally or by telephone, telegram, telecopier or other means of electronic transmission.

Section 2.    Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any waiver of notice unless so required by the certificate of incorporation or these bylaws.

ARTICLE V

OFFICERS

Section 1.    The Board of Directors shall designate certain officers of the corporation as executive officers of the corporation, and such executive officers shall include the president, the chief executive officer, the chief financial officer, and such other officers as the Board of Directors may designate and may include the chairman or vice-chairman.

The Board of Directors may also create other offices of the corporation that are not designated as executive offices and such non-executive offices may include one or more vice-presidents, a secretary, assistant secretaries, a treasurer, a controller and other assistants to the chief financial officer.

Section 2.    The non-executive officers of the corporation may be appointed by the Board of Directors or by the chief executive officer. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

Section 3.    The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a president, a chief executive officer, a chief financial officer and such other executive officers as the Board of Directors may elect.

Section 4.    With respect to the non-executive offices established by the Board of Directors, the Board of Directors or, if so delegated to the chief executive officer, the chief executive officer, may appoint such other non-executive officers, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors or by the chief executive officer.

Section 5.    The compensation of all the executive officers of the corporation shall be fixed by the Board of Directors, and the salaries of all the non-executive officers of the corporation shall be fixed by the Board of Directors or, if so delegated by the Board, by the chief executive officer.

Section 6.    The officers of the corporation shall hold office until their successors are duly elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any non-executive officer appointed by the chief executive officer may be removed at any time by such person. Any vacancy occurring in any office of the corporation appointed by the Board of Directors shall be filled by the Board of Directors, and any vacancy occurring in any non-executive office of the corporation appointed by the chief executive officer shall be filled by the Board of Directors or by the chief executive officer.

THE CHAIRMAN AND VICE-CHAIRMAN OF THE BOARD

Section 7.    The chairman of the Board of Directors, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he/she shall be present. He/she shall have and may exercise such powers as are, from time to time, assigned to him/her by the Board of Directors and as may be provided by law. The Board of Directors may appoint a vice-chairman who shall have and may exercise such powers as are, from time to time, assigned to him/her by the Board of Directors.

Section 8.    In the absence of the chairman of the Board of Directors, the vice-chairman of the Board of Directors, if any, and if there is no vice-chairman of the Board of Directors, the chief executive officer, shall preside at all meetings of the Board of Directors and of the stockholders at which he/she shall be present and in their absence by a chairman chosen at the meeting. He/she shall have and may exercise such powers as are, from time to time, assigned to him/her by the Board of Directors and as may be provided by law.

THE PRESIDENT, CHIEF EXECUTIVE OFFICER AND VICE-PRESIDENT

Section 9.    The president, unless the Board of Directors has appointed a separate chief executive officer, shall be the chief executive officer of the corporation. The president and the chief executive officer shall be responsible for the general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 10.    The president, the chief executive officer or any vice-president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

Section 11.    In the absence of the president or in the event of his or her inability or refusal to act, the vice-president, if any, (or in the event there be more than one vice-president, the vice-presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice- presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARY

Section 12.    The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders (and in his or her absence a secretary of the meeting chosen by the Board of Directors or the chairman of the Board of Directors at the meeting), and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He/she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he/she shall be. He/she shall have custody of the corporate seal of the corporation, and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.

Section 13.    The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE CHIEF FINANCIAL OFFICER

Section 14.    The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

Section 15.    The chief financial officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He/she shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the president, the chief executive officer and directors, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these bylaws.

Section 16.    The treasurer, controller and the other assistants to the chief financial officer in the order determined by the Board of Directors or the chief executive officer (or if there be no such determinations then in the order of their election) shall, in the absence of the chief financial officer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as the Board of Directors or the chief executive officer may from time to time prescribe.

ARTICLE VI

CERTIFICATE OF STOCK

Section 1.    The corporation's stock may be certificated or uncertificated as provided under Delaware law, and shall be entered in the books of the corporation and registered as shares are issued. Every holder of stock in the corporation represented by certificates shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the Board of Directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, representing the number of shares registered in certificate form in the name of the holder.

Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights for certificated shares shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to section 151, 156, 202(a) or 218(a) of the General Corporation Law of the State of Delaware a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 2.    Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he/she were such officer, transfer agent or registrar at the date of issue.

LOST CERTIFICATES

Section 3.    The Board of Directors may direct a new certificate or certificates of stock or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates of stock or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond in such sum sufficient to indemnify it against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFER OF STOCK

Section 4.    Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to either issue a new certificate or provide evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

FIXING RECORD DATE

Section 5.    In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action as hereinbefore described, nor, for a consent to corporate action in writing without a meeting, more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the secretary of the corporation, request the Board of Directors to fix a record date for such consent. Such request shall include a brief description of the action to be taken. The Board of Directors shall, within ten (10)

days after the date on which such request is received, adopt a resolution fixing the record date. Such record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days after the earliest dated written consent received, a valid written consent or valid written consents signed by a sufficient number of stockholders to take such action are delivered to the corporation in the manner prescribed by this Section 5 and applicable law and not revoked. In addition, the corporation shall be entitled to engage independent inspectors of elections to promptly perform a ministerial review of the validity of the written consents. No action by written consent shall be effective until such inspectors have completed their review. Nothing contained in this Section 5 shall be construed to imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

REGISTERED STOCKHOLDERS

Section 6.    The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

GENERAL PROVISIONS
DIVIDENDS

Section 1.    Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 2.    Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

Section 3.    All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

FISCAL YEAR

Section 4.    The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

SEAL

Section 5.    The Board of Directors may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

CORPORATION STOCKHOLDINGS

Section 6.    The chairman of the Board of Directors, the president, the chief executive officer, the chief financial officer, or any other person authorized by the Board of Directors is authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other entity or entities standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

ARTICLE VIII

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 1.    The corporation shall indemnify its officers and directors to the full extent and in the manner permitted by the General Corporation Law of Delaware and the corporation's certificate of incorporation (as each presently exists or may hereafter be amended) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (the “Proceeding”), that is arising by reason of the fact such person is or was a director or an officer of the corporation or, while a director or an officer of the corporation, is or was serving as director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust, enterprise or nonprofit entity, at the corporation's request. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article VIII, the corporation shall be required to indemnify its directors and officers in connection with a Proceeding (or part thereof) commenced by such person only if the commencement of such Proceeding (or part thereof) by the person was authorized in the specific case by the Board of Directors of the corporation.

The corporation shall have the power, to the extent and in the manner permitted by the General Corporation Law of Delaware and the corporation's certificate of incorporation (as each presently exists or may hereafter be amended), to indemnify each of its employees and agents (in addition to directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with a Proceeding, arising by reason of the fact that such person is or was an agent of the corporation or, while an employee or agent of the corporation, is or was serving as a director or an officer, employee or agent of another corporation, or of a partnership, joint venture, trust, enterprise or nonprofit entity, at the corporation's request. For purposes of this Section, an “employee” or “agent” of the corporation includes any person (i) who is or was an employee or agent of the corporation, or (ii) who is or was serving at the corporation's request as an employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity.

Section 2.    The corporation, to the fullest extent not prohibited by law, shall pay in advance of its final disposition the reasonable expenses (including attorneys' fees) incurred by a director, officer or employee or agent the corporation indemnifies (each, a “Covered Person”) in defending a Proceeding, by reason of the fact that he/she is or was a director, an officer, an employee or an agent of the corporation, or while a director, an officer, an employee or an agent of the corporation, is or was serving as a director or an officer, employee or agent of another corporation, or of a partnership, joint venture, trust, enterprise or nonprofit entity, at the corporation's request provided, however, that to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VIII, the General Corporation Law of Delaware or otherwise.

Section 3.    If a claim for indemnification (following the final disposition of such Proceeding) or advancement of expenses under this Article VIII is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 4.    The rights conferred on any Covered Person by this Article VIII shall not be deemed exclusive of any other rights which such Covered Person may be entitled or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5.    Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

Section 6.    This Article VIII shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE IX

FORUM FOR ADJUDICATION OF DISPUTES

Section 1.    Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation's stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article IX.

ARTICLE X

AMENDMENTS

Section 1.    These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal bylaws is conferred upon the Board of Directors by the certificate of incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.